SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date  of  report  (date  of  earliest event reported):
                                JUNE 19, 1997


                           EARTH SEARCH SCIENCES, INC.
             (Exact name of registrant as specified in its charter)



      State of Utah                 0-19566                      87-0437723
(State of Incorporation)          (Commission                 (I.R.S. Employer
                                     File No.)              Identification No.)



502 North 3rd Street, Suite #8, McCall, Idaho                      83638
(Address of principal executive offices)                        (Zip code)


               Registrant's telephone number, including area code:
                                 (208) 634-7080


                                    No Change
          (Former Name or Former Address, if changed since last report)

Item 5.  OTHER EVENTS.



                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                        EARTH SEARCH SCIENCES, INC.


                                        By /s/ Larry F. Vance
                                        Larry F. Vance
                                        Chairman and Director


June 19, 1997